Exhibit 4.2

Execution Copy

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (the “Agreement”), dated as of October 28, 2024 (the “Effective Date”), by and among PACCAR FINANCIAL CORP., a Washington corporation (the “Company”), in its capacity as issuer under the Indenture (as hereinafter defined), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as the Trustee under the Indenture (the “Resigning Trustee”), THE BANK OF NEW YORK MELLON, a New York banking corporation (“Bank of New York”), in its capacity as Authenticating Agent (the “Resigning Authenticating Agent”), Paying Agent and Security Registrar under the Indenture (the “Resigning Paying Agent and Security Registrar”), and Calculation Agent under the Existing Paying Agency Agreements (as defined below) (the “Resigning Calculation Agent,” and collectively with the Resigning Authenticating Agent and the Resigning Paying Agent and Security Registrar, the “Resigning Agents”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States (“U.S. Bank”), in its capacity as successor Trustee under the Indenture (the “Successor Trustee”) and as successor Authenticating Agent, Paying Agent and Security Registrar. Capitalized terms used that are not defined herein shall have the meanings set forth in the Indenture.

RECITALS:

WHEREAS, the Company has duly authorized the execution and delivery of an Indenture, dated as of November 20, 2009 (the “Indenture”), between the Company and the Resigning Trustee, to provide for the issuance from time to time of its unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness (collectively, the “Securities”) to be issued in one or more series as provided for in the Indenture;

WHEREAS, the Company appointed the Resigning Trustee as the Trustee under the Indenture;

WHEREAS, Section 610(b) of the Indenture provides that the Trustee may at any time resign with respect to the Securities by giving written notice of such resignation to the Company;

WHEREAS, Section 610(a) of the Indenture provides that the Trustee’s resignation shall be effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

WHEREAS, Section 611(a) of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, privileges, responsibilities, obligations, duties, powers and trusts and of the predecessor Trustee;

WHEREAS, the Company appointed (i) the Resigning Paying Agent and Security Registrar as the Paying Agent and the Security Registrar under the Indenture and under (A) that certain Paying Agency Agreement by and among the Company, as issuer, the Resigning Trustee and the Resigning Agents, dated as of November 2, 2018, as may have been amended, restated and/or modified from time to time, and (B) that certain Paying Agency Agreement by and among the Company, as issuer, the Resigning Trustee and the Resigning Agents, dated as of November 1, 2021, as may have been amended, restated and/or modified from time to time (together, the “Existing Paying Agency Agreements”), and (ii) the Resigning Calculation Agent under the Existing Paying Agency Agreements;

WHEREAS, the Resigning Trustee appointed the Resigning Authenticating Agent as the Authenticating Agent under the Indenture and the Existing Paying Agency Agreements;

WHEREAS, the Resigning Trustee has given written notice to the Company that the Resigning Trustee is resigning as the Trustee, and the Resigning Authenticating Agent and the Resigning Paying Agent and Security Registrar have notified the Company and the Resigning Trustee (as applicable) that the Resigning Authenticating Agent and the Resigning Paying Agent and Security Registrar is resigning as the Authenticating Agent, the Paying Agent and the Security Registrar under the Indenture and as Calculation Agent under the Existing Paying Agreements (as applicable);

WHEREAS, the Company desires to appoint the Successor Trustee as the Trustee pursuant to Section 610(f) of the Indenture and to succeed the Resigning Trustee in such capacity with respect to Securities heretofor or hereafter to be authenticated and issued under the Indenture;

WHEREAS, the Company desires to appoint the Successor Trustee as Paying Agent and Security Registrar under the Indenture and for the Successor Trustee to succeed the Resigning Paying Agent and Security Registrar in such capacities with respect to Securities heretofor and, unless otherwise specified with respect to the Securities of a series, hereafter to be authenticated and issued under the Indenture;

WHEREAS, the Successor Trustee desires to appoint the Successor Trustee as Authenticating Agent under the Indenture and for the Successor Trustee to succeed the Resigning Authenticating Agent in such capacity with respect to Securities heretofor and, unless otherwise specified with respect to the Securities of a series, hereafter to be authenticated and issued under the Indenture; and

WHEREAS, the Successor Trustee is willing to accept such appointment as the successor Trustee, and to accept appointment in the related capacities as Authenticating Agent, Paying Agent and Security Registrar under the Indenture;

NOW, THEREFORE, the Company, the Resigning Trustee, the Resigning Agents and the Successor Trustee (including in each of its attendant capacities), for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

ARTICLE ONE

THE RESIGNING TRUSTEE

Section 101. Pursuant to Section 610(b) of the Indenture, the Resigning Trustee has notified the Company that the Resigning Trustee is resigning as the Trustee under the Indenture. Contemporaneous therewith, the Resigning Authenticating Agent, the Resigning Calculation Agent and the Resigning Paying Agent and Security Registrar has notified the Company and the Trustee (as applicable) that it is resigning as Authenticating Agent, Paying Agent and Security Registrar under the Indenture and as Calculation Agent under the Existing Paying Agency Agreements. As used in this Article One, unless otherwise stated, the term Resigning Trustee shall be deemed to include the Resigning Authenticating Agent, the Resigning Calculation Agent and the Resigning Paying Agent and Security Registrar.

Section 102. The Resigning Trustee hereby accepts the resignation of the Resigning Authenticating Agent as Authenticating Agent under the Indenture with respect to all Securities heretofore or hereafter to be authenticated and delivered pursuant thereto.

Section 103. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

(a)	The Indenture was validly and lawfully accepted by the Resigning Trustee.

(b)

No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or, to the best knowledge of the Responsible Officers of the Resigning Trustee’s corporate trust department, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

(c)

There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers assigned to the Resigning Trustee’s corporate trust department, threatened against the Resigning Trustee before any court or any governmental authority arising out of any act or omission by the Resigning Trustee as the Trustee under the Indenture.

(d)	As of the Effective Date, the Resigning Trustee will hold no moneys or property under the Indenture.

(e)

At the Effective Date, $7,150,000,000 aggregate principal amount of Securities are outstanding and all interest required to be paid on such Securities has been paid in accordance with the terms of such Securities.

(f)	The registers in which it has registered and transferred registered Securities accurately reflect the amount of Securities issued and outstanding and the amounts payable thereon.

(g)	This Agreement has been duly authorized, executed and delivered on behalf of the Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(h)

No Responsible Officer of the Resigning Trustee’s corporate trust department has received notice from the Company or any Holder that any event which, after notice or lapse of time or both, would become an Event of Default under the Indenture has occurred and is continuing, and no Responsible Officer of the Resigning Trustee’s corporate trust department has actual knowledge that an Event of Default or any event which, after notice or lapse of time or both, would become an Event of Default has occurred and is continuing under the Indenture.

(i)	To the best knowledge of Responsible Officers of the Resigning Trustee’s corporate trust department, the Holders of the Securities have not appointed a successor Trustee under the Indenture.

Section 104. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture, any funds and other assets held in trust under the Indenture and all the rights, privileges, responsibilities, obligations, duties, powers and trusts of the Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, privileges, responsibilities, obligations, duties, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee as the Trustee.

Section 105. The Resigning Trustee shall deliver to the Successor Trustee, as of or promptly after the Effective Date, all of the documents listed on Exhibit A hereto. The Resigning Trustee represents and warrants that such documents as it shall deliver to the Successor Trustee constitute all of the documents in its possession responsive to the items listed in Exhibit A. To the extent the Resigning Trustee does not have an original DTC FAST held global certificate in its possession for each maturity of the Securities, the Resigning Trustee agrees, at its own cost and expense, to obtain replacement global certificates for such Securities in a timely manner and provide such replacement global certificates to the Successor Trustee.

ARTICLE TWO

THE COMPANY

Section 201. The Company hereby accepts the resignation of Resigning Trustee as Trustee under the Indenture with respect to all Securities heretofore or hereafter to be authenticated and delivered pursuant thereto. In addition, the Company hereby accepts the resignation of Resigning Paying Agent and Security Registrar as Paying Agent and Security Registrar under the Indenture with respect to all Securities heretofore or hereafter to be authenticated and delivered pursuant thereto and as Calculation Agent under the Existing Paying Agency Agreements.

Section 202. The Company hereby appoints the Successor Trustee as Trustee, Paying Agent and Security Registrar under the Indenture with respect to all Securities heretofore and, unless otherwise specified with respect to the Securities of a series, hereafter to be authenticated and delivered pursuant thereto, to succeed to, and hereby vests the Successor Trustee with, all the rights, privileges, responsibilities, obligations, duties, powers and trusts of the Resigning Trustee under the Indenture with like effect as if originally named as Trustee, Paying Agent and Security Registrar under the Indenture. The Company shall appoint U.S. Bank as successor Calculation Agent under that certain that certain Paying Agency Agreement by and among the Company, as issuer, the Successor Trustee, and U.S. Bank, as successor Authenticating Agent, Calculation Agent, Paying Agent and Security Registrar, which shall be substantially in the form annexed hereto as Exhibit B (the “U.S. Bank Paying Agency Agreement”). The Company shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and shall certainly vest and confirm in the Successor Trustee all the rights, privileges, responsibilities, obligations, duties, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee and the successor Authenticating Agent, Paying Agent and Security Registrar, including, without limitation, the U.S. Bank Paying Agency Agreement.

Section 203. Promptly after the Effective Date, the Company shall cause a notice, substantially in the form of Exhibit C annexed hereto, to be mailed to all parties in accordance with the provisions of Section 610(g) of the Indenture.

Section 204. The Company hereby represents and warrants to the Resigning Trustee and the Successor Trustee that:

(a)	The Company has been duly incorporated, is validly existing, and is active under the laws of the State of Washington.

(b)	The Indenture was duly executed and delivered by the Company; the Indenture is in full force and effect, and the Securities are validly issued securities of the Company.

(c)

The Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

(d)	To the best of the Company’s knowledge, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture.

(e)

No covenant or condition contained in the Indenture has been waived by either the Company or, to the best of the Company’s knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

(f)

There is no action, suit or proceeding pending or, to the best of the Company’s knowledge, threatened against the Company before any court or any governmental authority arising out of any act or omission by the Company under the Indenture.

(g)

The Resigning Authenticating Agent, the Resigning Calculation Agent and the Resigning Paying Agent and Security Registrar are the sole Authenticating Agent, Calculation Agent, Paying Agent and Security Registrar under the Indenture and the Existing Paying Agency Agreements (as applicable).

(h)

This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

(i)	All conditions precedent requiring action by the Company relating to the appointment of the Successor Trustee, as successor Trustee under the Indenture have been complied with by the Company.

ARTICLE THREE

THE SUCCESSOR TRUSTEE

Section 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and the Company that:

(a)	The Successor Trustee is eligible under the provisions of Section 609 of the Indenture to act as the Trustee under the Indenture.

(b)	This Agreement has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

Section 302. The Successor Trustee hereby accepts its appointment as the successor Trustee, including the attendant capacities of Paying Agent and Security Registrar under the Indenture, and accepts the rights, privileges, responsibilities, obligations, duties, powers and trusts of the Resigning Trustee as the Trustee under the Indenture, including the attendant capacities of Paying Agent and Security Registrar under the Indenture, upon the terms and conditions set forth therein and in the U.S. Bank Paying Agency Agreement (as applicable), with like effect as if originally named as the Trustee, Paying Agent and Security Registrar under the Indenture.

Section 303. The Successor Trustee hereby appoints U.S. Bank as Authenticating Agent under the Indenture with respect to all Securities heretofore authenticated and delivered pursuant thereto and hereby accepts its appointment as the successor Authenticating Agent upon the terms and conditions set forth in the Indenture and the U.S. Bank Paying Agency Agreement (as applicable), with like effect as if originally named as the Authenticating Agent under the Indenture.

Section 304. References in the Indenture to “Corporate Trust Office” or other similar terms shall be deemed to refer to the designated corporate trust office of the Successor Trustee, which is presently located at 100 Wall Street, Suite 600, New York, NY 10005 or such other address as may be specified, where notices and demands to or upon the Company in respect of the Securities may be served.

ARTICLE FOUR

MISCELLANEOUS

Section 401. Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 402. This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the Effective Date, upon the execution and delivery hereof by each of the parties hereto; provided, however, that the resignation of the Resigning Trustee and the appointment of the Successor Trustee as Authenticating Agent, Paying Agent and Security Registrar under the Indenture shall be effective upon the latest of: (a) 10 calendar days after the Effective Date; (b) receipt by The Depository Trust Company (“DTC”) of both the Resigning Trustee’s transfer agency change notice and the Successor Trustee’s transfer agency change notice and (c) the second business day following receipt by the Successor Trustee of the holders list.

Section 403. The Company, the Resigning Trustee and the Resigning Agents, by the execution of this Agreement and to the extent required by the Existing Paying Agency Agreements, hereby terminate the Existing Paying Agency Agreements in full (except for those rights and obligations under the Existing Paying Agency Agreements that expressly survive termination). Such termination shall be effective as of the date provided for in Section 402 hereof.

Section 404. This Agreement does not constitute a waiver by any of the parties hereto of any obligation or liability which the Resigning Trustee may have incurred in connection with its serving as Trustee, Calculation Agent, Paying Agent, Security Registrar or Authenticating Agent under the Indenture or the Existing Paying Agency Agreements (as applicable) or an assumption by the Successor Trustee of any liability of the Resigning Trustee arising out of any action or inaction by the Resigning Trustee in the performance of its duties under the Indenture.

Section 405. The Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by the Resigning Trustee in its capacity as Trustee under Section 607 of the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by the Resigning Trustee in its capacity as Trustee in accordance with the provisions of the Indenture. This Agreement does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture. The Company acknowledges that its obligation set forth in Section 607 of the Indenture to indemnify the Resigning Trustee shall survive the execution hereof.

Section 406. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 407. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original Agreement for all purposes. Each faxed, scanned, or photocopied manual signature, or other electronic signature (including, among others, via DocuSign, Orbit, Adobe Sign, or other electronic signature provider acceptable to the parties hereto) shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

Section 408. The Company acknowledges that, in accordance with Section 326 of the USA Patriot Act, the Successor Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Successor Trustee. The Company agrees that it will provide the Successor Trustee with such information as it may request in order for the Successor Trustee to satisfy the requirements of the USA Patriot Act.

Section 409. This Agreement sets forth the entire agreement of the parties with respect to its subject matter, and supersedes and replaces any and all prior contemporaneous warranties, representations or agreements, whether oral or written, with respect to the subject matter of this Agreement other than those contained in this Agreement.

Section 410. This Agreement shall be binding upon and inure to the benefit of the Company, the Resigning Trustee and the Successor Trustee and their respective successors and assigns.

Section 411. The parties agree as of the Effective Date, all references to the Resigning Trustee as trustee in the Indenture shall be deemed to refer to the Successor Trustee.

Section 412. Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, as set forth below:

If to the Company:

PACCAR Financial Corp., 777 106th Avenue N.E., Bellevue, Washington 98004, Attention: Treasurer

If to the Resigning Trustee:

The Bank of New York Mellon Trust Company, N.A.

Reginald Brewer - Corporate Trust (Floor 62; Mailbox #44)

311 South Wacker Drive - Suite 6200B

Chicago, IL 60606

Reginald.Brewer@bny.com

If to the Resigning Agents:

The Bank of New York Mellon Trust Company, N.A.

Reginald Brewer - Corporate Trust (Floor 62; Mailbox #44)

311 South Wacker Drive - Suite 6200B

Chicago, IL 60606

Reginald.Brewer@bny.com

If to the Successor Trustee (including in each of its attendant capacities):

U.S. Bank National Association, Trust Company, 100 Wall Street, Suite 600, New York, NY 10005, Attention: Michelle Lee, Vice President

[THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK

WITH THE SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the day and year first above written.

PACCAR FINANCIAL CORP.,
as Company

By:	/s/ Michelle Wang
Name:	Michelle Wang
Title:	Treasurer

By:	/s/ Ulrich Kammholz
Name:	Ulrich Kammholz
Title:	Authorized Representative

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Resigning Trustee

By:	/s/ Reginald Brewer
Name:	Reginald Brewer
Title:	Vice President—CSM

THE BANK OF NEW YORK MELLON,
as Resigning Authenticating Agent, Resigning Calculation Agent and Resigning Paying Agent and Security Registrar

By:	/s/ Beata Harvin
Name:	Beata Harvin
Title:	Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Successor Trustee and as successor Authenticating Agent, Paying Agent and Security Registrar

By:	/s/ Maria Cepeda-Holly
Name:	Maria Cepeda-Holly
Title:	Vice President

Signature Page to Agreement of Resignation, Appointment and Acceptance

Exhibit A

Documents to be delivered to the Successor Trustee

1.	Executed copy of the Indenture and each amendment and supplemental thereto, if any.

2.	File of closing documents from the most recent issuance (closing transcript).

3.	All unissued Securities Inventory or DTC FAST held global certificates.

4.	Such other documents as the Successor Trustee may reasonably require in order to transfer the appointment to it.

Exhibit B

[Form of U.S. Bank Paying Agency Agreement]

Exhibit C

NOTICE

NOTICE IS HEREBY GIVEN, pursuant to Section 610(g) of the Indenture, dated as of November 20, 2009 (the “Indenture”), between PACCAR Financial Corp., a Washington corporation, and The Bank of New York Mellon Trust Company, N.A., as Trustee, that The Bank of New York Mellon Trust Company, N.A. has resigned as trustee under the Indenture.

Pursuant to Section 611 of the Indenture, U.S. Bank Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States, has accepted appointment as trustee under the Indenture. The address of the designated Corporate Trust Office of the successor Trustee is 100 Wall Street, Suite 600, New York, NY 10005, Attention: Michelle Lee, Vice President .

The Bank of New York Mellon Trust Company, N.A.’s resignation as trustee and U.S. Bank Trust Company, National Association’s appointment as successor trustee were effective as of the close of business on November 7, 2024.

Dated: October 29, 2024

U.S. BANK TRUST COMPANY, NATIONAL ASSOCCIATION

By:

Name:

Title: